Exhibit 10.06D

FOURTH
EXTENSION AND MODIFICATION
OF
EMPLOYMENT AGREEMENT

THIS FOURTH EXTENSION AND MODIFICATION OF EMPLOYMENT AGREEMENT (the “Extension”) is entered into as of March 14, 2005 by and between California Coastal Communities, Inc., a Delaware corporation (“Employer”), and RAYMOND J. PACINI (“Executive”).

W I T N E S S E T H:

WHEREAS, Executive and Employer have entered into an Employment Agreement dated as of May 1, 1998, an Extension and Modification of Employment Agreement dated December 7, 1999,  a Second Extension and Modification of Employment Agreement dated April 30, 2001, and a Third Extension and Modification of Employment Agreement dated March 17, 2003 (collectively, the “Employment Agreement”), through which Executive has provided various executive capacities to Employer and Employer has obtained various executive services by Executive; and

WHEREAS, Employer desires to obtain the benefit of continued service from Executive by extending the Employment Agreement, and Executive desires to render continued services to Employer by extending the Employment Agreement pursuant to the terms and conditions of this Extension;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises and covenants herein contained, the parties agree as follows:

SECTION 1.           CONTINUING EFFECTIVENESS OF EMPLOYMENT AGREEMENT.  Except to the extent of any modification made pursuant to the terms of this Extension, the Employment Agreement shall continue to remain in full force and effect following the date hereof.

SECTION 2.           EXTENSION OF TERM.  Employer and Executive hereby agree to extend the term of the Employment Agreement until April 30, 2007.

SECTION 3.           BASE SALARY.  Effective January 1, 2005 and until the expiration of the term set forth in Section 2 above, Employer agrees to pay Executive a base salary of at least Three Hundred and Thirty Thousand Dollars ($330,000) per year in semi-monthly installments on the same dates the other senior officers of Employer are paid.

SECTION 4.  OUTSIDE CONSULTING.  Subject to the prior approval of the Compensation Committee of Employer’s Board of Directors, Executive may be permitted to act as an outside consultant or director to companies and businesses that are not in competition with Employer.   There shall be no reduction in the compensation to be paid to Executive under the Employment Agreement, provided that the consulting services rendered by Executive do not have a material adverse effect on Executive’s ability to render services to Employer under the Employment Agreement.

IN WITNESS WHEREOF, the parties have executed this Extension as of the date first above written.

“EMPLOYER”

CALIFORNIA COASTAL COMMUNITIES, INC.

By	/s/ SANDRA G. SCIUTTO
Sandra G. Sciutto
Chief Financial Officer

“EXECUTIVE”

/s/ RAYMOND J. PACINI
Raymond J. Pacini